EXHIBIT 10.27

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

Execution Version

THIS AMENDMENT NO.6 TO AGREEMENT (this “Amendment”) is made effective as of January 1, 2017, between IDEXX Operations, Inc., a Delaware corporation whose principal place of business is at 6100 east Shelby Drive, Memphis Tennessee 38141, U.S.A. (“IDEXX”) and Ortho-Clinical Diagnostics, Inc., a New York corporation with offices at 100 Indigo Creek Drive, Rochester, New York, U.S.A. (“OCD”).

WHEREAS, OCD and IDEXX have entered into that certain Agreement dated as of October 16, 2003, as amended by Amendment No. 1 thereto effective January 1, 2005, Amendment No. 2 thereto effective October 15, 2006, Amendment No. 3 thereto effective January 18, 2008, Amendment No. 4 thereto effective December 28, 2011 and Amendment No. 5 thereto effective December 9, 2013 (as so amended, the “Agreement”), regarding supply by OCD of dry slides for IDEXX veterinary chemistry analyzers; and

WHEREAS, OCD and IDEXX now desire to amend the Agreement to reflect the foregoing;

NOW THEREFORE, the parties hereby agree as follows:

1.

Effective January 1, 2017, OCD will provide a $** per slide discount (the “Discount”) on slide prices (set forth on Schedule 5 of the most recent amendment prior to this Amendment to the Agreement) for Catalyst slides which are delivered by IDEXX to ** (“**”; and the Catalyst slides delivered by IDEXX to ** the “**”).  The Discount shall be applied in the form of a quarterly rebate in accordance with the following procedure:

Within ** after the end of each calendar quarter, IDEXX shall report to OCD the volume of ** delivered by IDEXX to ** in the previous calendar quarter (the “Quarterly Volume” and such report the “Quarterly Volume Report”).  Within ** after OCD has received the Quarterly Volume Report from IDEXX, OCD shall issue to IDEXX a credit in the amount equal to the Quarterly Volume multiplied by $**, unless OCD has issued a dispute notice to IDEXX prior to the expiration of said ** period in accordance with Section 2.

2.

Within ** after OCD has received the Quarterly Volume Report from IDEXX, OCD may notify IDEXX that it objects to the Quarterly Volume Report prepared by IDEXX and may instruct a nationally recognized accounting firm (the “Accounting Firm”) that is reasonably acceptable to IDEXX to examine those books, ledgers, and records of IDEXX that directly relate to the sales of the Catalyst slides by IDEXX to ** and other customers of IDEXX.  The parties shall instruct the Accounting Firm to deliver to them its written opinion as to whether the Quarterly Volume Report prepared by IDEXX was correct no later than ** after the appointment.  The decision by the Accounting Firm shall be final and binding between the parties and not be subject to appeal.

3.	The Accounting Firm shall not disclose any information to OCD other than whether the Quarterly Volume Report was correct and how many Catalyst slides IDEXX has delivered to ** in the previous quarter.

4.

Within ** after the Accounting Firm has delivered its written opinion to the parties, OCD shall issue to IDEXX a credit in the amount equal to the number of ** that IDEXX delivered to ** in the previous calendar quarter as determined by the Accounting Firm multiplied by $**.

5.

OCD shall pay for the cost of the Accounting Firm unless the credit that IDEXX claimed to be entitled to under Section 2 was at least ** than the credit that the Accounting Firm determined under Section 4 in which case IDEXX shall pay for the cost of the Accounting Firm.

6.

Except as modified by this Amendment, the Agreement remains in effect.  This Amendment is to be construed as part of the Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall from and after the date set forth above, refer to the Agreement as amended hereby.

7.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

*****

IN WITNESS WHEREOF and intending to be legally bound, the parties hereto have caused this Amendment to be duly executed in duplicate by their respective authorized representatives as of the day and year first written above:

ORTHO-CLINICAL DIAGNOSTICS, INC.	IDEXX OPERATIONS, INC.
By: /s/ Jay T. Snyder	By: /s/ Brian McKeon
Name: Jay T. Snyder	Name: Brian McKeon
Title: VP, Business Fields	Title: Executive VP and CFO
Date: January 30, 2017	Date: February 9, 2017

Acknowledged and consented to, solely as guarantor pursuant to Section 30 of the Agreement:

IDEXX LABORATORIES, INC.
By: /s/ Jonathan Ayers
Name: Jonathan Ayers
Title: Chairman, President and CEO
Date: February 12, 2017